EXHIBIT 10.2

NEW GLOBAL ENERGY, INC.

STOCK OPTION AGREEMENT

NEW GLOBAL ENERGY, INC. (the "Company"), desiring to afford an opportunity to the Grantee named below to purchase certain shares of the Company's Common Stock to provide the Grantee with an added incentive to work on behalf of the Company or one or more of its subsidiaries, hereby grants to the Grantee, and the Grantee hereby accepts, an option to purchase the number of such shares specified below, during a term ending at midnight (prevailing local time at the Company's principal offices) on the expiration date of this Option specified below, at the option exercise price specified below, subject to and upon the following terms and conditions:

I . Identifying Provisions. As used in this Option, the following terms shall have the following respective meanings:

(a)	Grantee:	Moringa Energy, LLC, a Florida LLC
(b)	Date of grant:	May 1, 2016
(c)	Number of shares optioned:	428,530
(d)	Option exercise price per share:	$0.30
(e)	Exercise Dates:
	200,000 shares	After May 1, 2016 until May 1, 2026
	228,530 shares	After May 1, 2018 until May 1, 2026

This Option is not intended to be and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code unless this sentence has been manually lined out and its deletion is followed by the signature of the corporate officer who signed this Option on behalf of the Company and the Grantee.

2. Vesting Schedule and Expiration. Options to purchase 200,000 shares are exerciseable after May 1, 2016 until May 1, 2026. Options to purchase the second 228,530 shares are exerciseable after May 1, 2028 until May 1, 2026.

3. Termination Provisions. The right to exercise this Option is subject to the following additional restrictions and limitations: None.

4. Transferability of Option. This Option may be transferred by the Grantee in part or in whole without restriction and the parties to whom the Grantee may transfer such options shall have all of the rights and obligations with respect to such transferred options as the Grantee under the terms contained herein.

5. Adjustments and Corporate Reorganizations. If the outstanding shares of stock of the class then subject to this Option are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash) or rights, as a result of one or more reorganizations, recapitalizations, spin offs, stock splits, reverse stock splits, stock 2 dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities or other forms of property (including cash) or rights for which this Option may thereafter be exercised, all without any change in the aggregate exercise price applicable to the unexercised portions of this Option, but with a corresponding adjustment in the exercise price per share or other unit. No fractional share of stock shall be issued under this Option or in connection with any such adjustment.

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Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Option are changed into or exchanged for property (including cash), rights or securities not of the Company's issue, or any combination thereof, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding by, another corporation or person, this Option shall terminate unless provision be made in writing in connection with such transaction for the assumption of this Option, or the substitution for this Option of an option covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments in accordance with the provisions hereinabove in this Section entitled "Adjustments and Corporate Reorganizations" as to the number and kind of shares optioned and their exercise prices, in which event this Option shall continue in the manner and under the terms so provided. In any event, no provision will be made which shall limit the rights provided hereunder.

If this Option shall terminate pursuant to the next preceding paragraph, the Grantee or other person then entitled to exercise this Option shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of this Option, including the portions thereof which would, but for this Section entitled "Adjustments and Corporate Reorganizations," not yet be exercisable.

6. Exercise, Payment For and Delivery of Stock. This Option may be exercised by the Grantee or other person then entitled to exercise it by giving four business days written notice of exercise to the Company specifying the number of shares to be purchased and the total purchase price, accompanied by a check to the order of the Company in payment of such price. If the Company is required to withhold on account of any federal, state or local tax imposed as a result of such exercise, the notice of exercise shall also be accompanied by a check to the order of the Company in payment if the amount thus required to be withheld.

7. Rights in Stock Before Issuance and Delivery. No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this Option, unless and until such shares have been issued to such person as fully paid shares.

8. Requirements of Law. By accepting this Option, the Grantee represents and agrees for himself or herself and his or her transferees by will or the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933 is in effect as to shares purchased upon any exercise of this Option, (a) any and all shares so purchased shall be acquired for his or her personal account and not with a view to or for sale in connection with any distribution, and (b) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his or her personal account and not with a view to or for sale in connection with any distribution. The Company will exercise its best efforts as quickly as practicable to include grantees shares resulting from the exercise of these options in any registration statement which it files.

No certificate or certificates for shares of stock purchased upon exercise of this Option shall be issued and delivered unless and until, in the opinion of legal counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law or any other requirement of law or of any regulatory body having jurisdiction over the Company.

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9. Company's Right of First Purchase. While and so long as the stock of the class subject to this Option has not been Publicly Traded for at least ninety days, any stock issued on exercise of this Option shall be subject to the Company's right of first purchase. By virtue of that right, (a) such stock may not be transferred during the Grantee's lifetime to any person other than members of the Grantee's Immediate Family, a partnership whose members are the Grantee and/or members of the Grantee's Immediate Family, or a trust for the benefit of the Grantee and/ or members of the Grantee's Immediate Family, unless such transfer occurs within fifteen days following the expiration of thirty days after the Company has been given a written notice which correctly identified the prospective transferee or transferees and which offered the Company an opportunity to purchase such stock at its Fair Market Value in cash, and such offer was not accepted within thirty days after the Company's receipt of that notice; and (b) upon the Grantee's death, the Company shall have the right to purchase all or some of such stock at its Fair Market Value within nine months after the date of death. This fight of first purchase shall continue to apply to any such stock after the transfer during the Grantee's lifetime of that stock to a member of the Grantee's Immediate Family or to a family partnership or trust as aforesaid, and after any transfer of that stock with respect to which the Company waived its right of first purchase without also waiving it as to any subsequent transfers thereof, but it shall not apply after a transfer of that stock with respect to which the Company was offered but did not exercise or waive its right of first purchase or more than nine months after the Grantee's death. Grantee has the right to assign a portion of the options represented hereby to up to five persons that are non family members. The Company may assign all or any portion of its right of first purchase to any one or more of its stockholders, or to a pension or retirement plan or trust for employees of the Company, who may then exercise the right so assigned. Stock certificates evidencing stock subject to this right of first purchase shall be appropriately legended to reflect that right.

10. Notices. Any notice to be given to the Company shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to the Grantee shall be addressed to the Grantee at the address set forth beneath the Grantee's signature hereto or at such other address as the Grantee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fees prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

11. Rules of Construction. This Agreement has been executed and delivered by the Company in the State of Florida, and shall be construed and enforced in accordance with the laws of Florida, other than any choice of law rules calling for the application of laws of another jurisdiction. Should there by any inconsistency or discrepancy between the provisions of this Option and the terms and conditions of the Executive Compensation Agreement between the Company and the Grantee, the provisions of this Option shall prevail. The receipt of this Option does not give the Grantee any right to continued employment by the Company or subsidiary for any period, nor shall granting of this Option or the issuance of shares on exercise thereof give the Company or any subsidiary any right to the continued services of the Grantee for any period.

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IN WITNESS WHEREOF, the Company has granted this Option on the date of grant specified above.

NEW GLOBAL ENERGY, INC.	MORINGA ENERGY, LLC.

/s/ Perry Douglas West	/s/ Jacobo Arguello
Perry Douglas West	Jacobo Arguello
Its: Chief Executive Officer/Director	Manager

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